Exhibit 10.3

EXHIBIT E

FORM OF RELEASE BY DIRECTOR/OFFICER

THIS RELEASE BY DIRECTOR/OFFICER (this “Release”), dated as of October 29, 2025, is made by [•], a resident of the State of [•] (the “Releasor”), in favor of IF Bancorp, Inc., a Maryland corporation and registered savings and loan holding company (the “Company”), and Iroquois Federal Savings and Loan Association, a federal savings and loan association with its main office in Watseka, Illinois (the “Bank”). Terms with their initial letters capitalized and not otherwise defined herein have the meanings given to them in the Agreement (as defined below).

RECITALS

WHEREAS, the Releasor is a duly elected or appointed director and/or officer of the Company and/or the Bank;

WHEREAS, ServBanc Holdco, Inc., an Arizona corporation and registered bank holding company (“Parent”), and the Company have entered into that certain Agreement and Plan of Merger, dated as of the date hereof (as such agreement may be amended or supplemented from time to time, the “Agreement”), pursuant to which Merger Sub (as defined in the Agreement), a wholly-owned subsidiary of Parent, will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”); and

WHEREAS, it is a condition to the obligation of Parent to consummate the transactions contemplated by the Agreement that the Releasor execute and deliver this Release to confirm the absence of, and release, certain claims by the Releasor Persons (as defined below) against the Released Parties arising from liabilities and obligations existing prior to the Effective Time (as defined in the Agreement).

NOW, THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, including, without limitation, the consideration and other benefits to be received by the Releasor pursuant to the Agreement, the receipt and sufficiency of which are hereby acknowledged, the Releasor hereby agrees as follows:

AGREEMENT

1. Release. Effective at and as of the Effective Time, the Releasor, on his or her own behalf and on behalf of his or her heirs, executors, administrators, agents, successors and permitted assigns (collectively, the “Releasor Persons”) hereby irrevocably and unconditionally releases, waives and forever discharges the Company and the Bank and each of their respective successors, assigns, predecessors, Subsidiaries and Affiliates, and each of its past or present directors, officers, shareholders, employees, agents and representatives, other than the Releasor and any Releasor Persons (each, a “Released Party” and collectively, the “Released Parties”) (but, in the case of any Released Party that is an individual, only as to their actions or omissions in their capacity as directors, officers, shareholders, employees, agents or representatives of such Released Parties) from any and all manners of actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands of every type and nature whatsoever, known and unknown, in law or equity, now existing or that may arise after the date hereof, relating to, arising out of or in connection with the Company and the Bank and their respective businesses or assets, including any claims arising out of or resulting from the Releasor’s status, relationship, affiliation, rights, obligations and/or duties as a director, officer, employee or shareholder of the Company and the Bank, as applicable, for all periods or events occurring or circumstances existing prior to the

Effective Time (each, a “Claim” and collectively, the “Claims”); provided, however, that unless otherwise expressly waived by the Releasor Persons in writing in connection with the Merger, a Released Party shall not be released from any Claims of the Releasor Persons (a) in connection with any accrued compensation, any expense reimbursement, and other rights and benefits under any benefit plan, health insurance reimbursement, consulting, retirement, employment, severance, change in control or equity agreement or arrangement between the Releasor and the Company and/or the Bank or any Affiliate or Subsidiary thereof, (b) as to any rights of indemnification pursuant to: (i) the Agreement, (ii) the articles of incorporation and bylaws of the Company, (iii) the charter and bylaws of the Bank or any Affiliate or Subsidiary thereof or similar constituent documents, (iv) any other written agreement between or among the Releasor and the Company and/or the Bank, or (v) applicable law pertaining to current or former directors and officers of corporations organized thereunder, (c) as to any rights to claim non-medical insurance coverage or to be defended under any non-medical insurance coverage for acts, events, and omissions occurring prior to Releasor’s execution of this Release, including without limitation any directors and officers insurance coverage which applies to or benefits directors and/or officers of Company or the Bank or any Affiliate or Subsidiary thereof and which applies to the Releasor or the other Releasor Persons, (d) in connection with any deposits or similar accounts or banking products of the Releasor at the Bank, including any existing lines of credit, loan commitments or lending agreements between the Bank and the Releasor, (e) for any portion of the Merger Consideration or any dividend or distribution to which the Releasor or the other Releasor Persons are or may be entitled, (f) arising under or relating to the Agreement, or (g) for unemployment benefits.

The Releasor hereby represents and warrants that, in his or her capacity as a director, officer, employee and/or shareholder of the Company and/or the Bank, as applicable, the Releasor has no knowledge of any Claims that the Releasor may have against the Released Parties, except for any claims excepted from this Release in the proviso clause to Section 1 hereof. The Releasor hereby further represents and warrants to the Released Parties that the Releasor is the sole owner of, and has not sold, assigned or otherwise transferred (with or without consideration) to any person, any Claims being released hereby.

2. No Admission. Neither the execution nor the delivery of this Release, nor the performance of the terms hereof, by any of the parties hereto shall be considered an admission by any of them of any present or past wrongdoing or liability, and any and all such alleged admissions or liabilities are hereby expressly denied by all of the parties hereto.

3. Authority; Representation By Counsel. The Releasor hereby represents and warrants that he or she has full power and authority to enter into, execute and deliver this Release, all proceedings required to be taken to authorize the execution, delivery and performance of this Release and the agreements and undertakings relating hereto and the transactions contemplated hereby have been validly and properly taken and this Release constitutes a valid and binding obligation of the Releasor in the capacity in which executed. The Releasor further represents and warrants that he or she has entered into this Release freely of his or her own accord and without reliance on any representations of any kind of character not set forth herein. The Releasor enters into this Release after the opportunity to consult with his or her own legal counsel.

4. Covenant Not To Sue. It is the intent of the parties hereto that, except as expressly reserved herein, the consideration received pursuant hereto satisfies and finally resolves all Claims, if any, that have arisen between or among them prior to the date hereof, and the Releasor agrees that such Claims are hereby satisfied and resolved. It is expressly intended and agreed that neither the Releasor nor any Releasor Person shall assert against any Released Party any Claim based on the matters encompassed by this Release, other than such matters expressly excluded from the scope of Section 1 hereof.

5. Successors. This Release shall be binding upon the Releasor, the Releasor Persons and their respective heirs, executors, administrators, agents, successors and permitted assigns and shall inure to the benefit of the Released Parties and their respective successors.

6. Governing Law; Construction. This Release shall be governed by and construed in accordance with the laws of State of Delaware, without giving effect to any principles of conflict of laws. This Release is executed and delivered in connection with and pursuant to the Agreement and shall be construed as a part of the transactions contemplated by the Agreement.

7. Entire Agreement; Amendment. This Release represents the entire understanding between the parties relating to the subject matter hereof and supersedes all prior agreements and negotiations between the parties hereto with respect to such matters. This Release shall not be amended, modified or altered in any manner except in writing signed by the parties hereto.

8. Severability; Modification. If any provision of this Release is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall remain in full force and effect, as if this Release has been executed without any such invalid provisions having been included. Such invalid provision shall be reformed in a manner that is both (a) legal and enforceable and (b) most closely represents the parties’ original intent.

9. Counterparts. For the convenience of the parties hereto, this Release may be executed (including by electronic means) simultaneously in two or more counterparts, each of which will be deemed an original but all of which shall constitute one and the same instrument. An email or electronic scan in “.pdf” format of a signed counterpart of this Release will be sufficient to bind the party or parties whose signature(s) appear thereon.

10. Termination of Release. This Release shall become effective only at and as of the Effective Time of the Merger. If the Effective Time of the Merger shall not occur for any reason, this Release shall not become effective and shall be void and of no force or effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Release as of the date first above written.

IF BANCORP, INC.

By:
Walter H. Hasselbring III, Chief Executive Officer

IROQUOIS FEDERAL SAVINGS AND LOAN ASSOCIATION

By:
Walter H. Hasselbring III, Chief Executive Officer

RELEASOR

Name:	___________________________________________

[Signature Page to Release by Director/Officer]